UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2011

Kratos Defense & Security Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, San Diego, CA  92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-7300

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Supplemental Indentures

On April 1, 2011, Acquisition Co. Lanza Parent (the “Stage I Issuer”), Lanza Acquisition Co. (“Acquisition Co.”), Herley Industries, Inc. (“Herley”) and each of Herley’s U.S. subsidiaries, and Wilmington Trust FSB, as trustee (“Wilmington Trust”), entered into a supplemental indenture (the “Supplemental Indenture”) to that certain Indenture, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc. (“Kratos”), the guarantors party thereto and Wilmington Trust, as trustee and collateral agent (as amended or supplemented, the “Existing Kratos Indenture”), under which Kratos previously issued $225.0 million in aggregate principal amount of its 10% Senior Secured Notes due 2017 (the ‘‘Existing Kratos Notes’’).  Pursuant to the terms of the Supplemental Indenture, the Stage I Issuer, Acquisition Co., and Herley and each of its U.S. subsidiaries became guarantors of the Existing Kratos Notes.

On April 4, 2011, Kratos, Herley and Wilmington Trust, as trustee and collateral agent, entered into the first supplemental indenture (the “First Supplemental Indenture”) to that certain Indenture, dated as of March 25, 2011, by and among the Stage I Issuer, the guarantor party thereto, and Wilmington Trust, as trustee and collateral agent (the “Stage I Indenture”), under which the Stage I Issuer previously issued $285.0 million in aggregate principal amount of its 10% Senior Secured Notes due 2017 (the ‘‘Stage I Notes’’).  Pursuant to the terms of the First Supplemental Indenture, Kratos (i) assumed all of the obligations of the Stage I Issuer under the Stage I Indenture, the Stage I Notes and the Collateral Agreements (as defined in the Stage I Indenture) and (ii) Kratos became the issuer of the Stage I Notes under the Stage I Indenture and pledgor under the Collateral Agreements.

The foregoing summary of the Supplemental Indenture and First Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture and First Supplemental Indenture, a copy of each of which is attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and the terms of each of which are incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 as related to the First Supplemental Indenture is hereby incorporated by reference into this Item 2.03.

Item 8.01.   Other Events.

On April 4, 2011, Kratos (as successor issuer under the Stage I Indenture) issued a notice of redemption to holders of the Stage I Notes, issued pursuant to the Stage I Indenture, for the redemption of all of the outstanding Stage I Notes on April 15, 2011 (the “Exchange Redemption Date”), at a redemption price (the “Redemption Price”) equal to the principal amount of each Stage I Note.  The consideration paid to each holder of Stage I Notes (each, a “Holder” and collectively, the “Holders”) on the Exchange Redemption Date to redeem the Stage I Notes shall consist only of 10% Senior Secured Notes due 2017 (the “Stage II Notes”) issued by Kratos pursuant to the Existing Kratos Indenture, in exchange for a like principal amount of such Stage I Notes (the “Mandatory Exchange Redemption”). Any accrued interest on the Stage I Notes will be evidenced by, and payable under, the Stage II Notes in accordance with the terms thereof.

On and after the Exchange Redemption Date, interest will cease to accrue on the Stage I Notes called for redemption and the Stage I Notes and the Stage I Indenture will be deemed to have been satisfied and discharged in full.  Kratos shall not be obligated to pay to any Holder any accrued and unpaid interest on the Stage I Notes to the Exchange Redemption Date in connection with the Mandatory Exchange Redemption, which accrued and unpaid interest will be evidenced by the Stage II Notes issued to such Holder in exchange for its Stage I Notes.

The Stage II Notes will be issued pursuant to the Existing Kratos Indenture on the Exchange Redemption Date. The Stage II Notes will be identical to, and will be pari passu with, the Existing Kratos Notes, except that the Stage II Notes will be subject to transfer restrictions under applicable securities laws and will have different CUSIP and ISIN numbers from the date of their issuance until the date on which the exchange offer with respect to the Stage II Notes is consummated, at which time Kratos intends to cause such Stage II Notes to have the same CUSIP and ISIN numbers as the Existing Kratos Notes. The Stage II Notes and the Existing Kratos Notes will be treated as a single series of notes under the Existing Kratos Indenture. The Stage II Notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, Societe Anonyme, Luxembourg, on the Exchange Redemption Date.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.
4.1

Supplemental Indenture, dated April 1, 2011, among the guaranteeing subsidiaries named therein and Wilmington Trust FSB, as trustee, to the Indenture (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.

4.2

First Supplemental Indenture, dated April 4, 2011, by and among Kratos Defense & Security Solutions, Inc., Herley Industries, Inc. and Wilmington Trust FSB, as trustee and collateral agent, to the Indenture, dated as of March 25, 2011, among Kratos Defense & Security Solutions, Inc., the guarantor party thereto and Wilmington Trust FSB, as trustee and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

	By:	/s/ Deborah S. Butera
Deborah S. Butera
Senior Vice President, General Counsel and
Secretary/Registered In-House Counsel

Date: April 7, 2011